EXHIBIT 99.4
                                                                    ------------


ABITIBI-CONSOLIDATED INC.
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Earnings coverage
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                                                                                                          --------   ---------------
                                                                                                             YEAR      TWELVE-MONTH
                                                  -----------------------------------------------------   --------     PERIOD ENDED
                                                   Q1 2003  Q2 2003  Q3 2003  Q4 2003  Q1 2004  Q2 2004      2003     JUNE 30, 2004
                                                  -----------------------------------------------------   --------   ---------------
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INTEREST REQUIREMENT
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
Interest on long-term debt - as is                  103.0      95.0     94.0     91.0     91.0    95.0      383.0             371.0
Amortization of Deferred Financing Fees               1.0       1.0      2.0      2.0      2.0     1.0        6.0               7.0

LESS INTEREST ON REPAID INDEBTEDNESS :
a) Debt Alabama                                      (1.9)     (1.7)    (1.9)    (1.8)    (2.0)   (2.0)      (7.3)             (7.7)
b) Revolver credit                                   (1.1)     (1.4)    (0.5)    (1.0)    (1.7)   (1.7)      (4.1)             (5.0)


PLUS :                                                                                                                            -
   Interest on Notes offered and sold - Note 1        5.9       5.4      5.3      5.1      5.1     5.3       21.7              20.8
   Interest on Notes offered and sold - Note 2        3.6       3.0      3.2      3.1      3.4     3.5       12.8              13.1
                                                  -----------------------------------------------------   --------   ---------------
Interest on long-term debt                            110       101      102       98       98     101        412               399
Capitalized interest                                  1.0       1.0      1.0      1.0      2.0     2.0        4.0               6.0
                                                  -----------------------------------------------------   --------   ---------------
INTEREST REQUIREMENT                           B      111       102      103       99      100     103        416               405
                                                  =====================================================   ========   ===============



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INCOME TAX
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Income taxes - as is                                  (43)        7      (49)     (66)     (45)    (28)      (151)           (188.0)
Income taxes on interest variation                     (2)       (2)      (2)      (2)      (2)     (2)        (8)             (8.1)
                                                  -----------------------------------------------------   --------   ---------------
INCOME TAXES - ADJUSTED                               (45)        5      (51)     (68)     (47)    (30)      (159)           (196.1)
                                                  -----------------------------------------------------   --------   ---------------


Net earnings                                          181       147      (69)     (80)     (31)    (79)       179              (259)
                                                  =====================================================   ========   ===============


----------------------------------------------
EARNINGS BEFORE TAXES & INTEREST
----------------------------------------------
Net eranings                                          181       147      (69)     (80)     (31)    (79)       179              (259)
Interest on long term debt                            103        95       94       91       91      95        383               371
Amortization of Deferred Financing Fees                 1         1        2        2        2       1          6                 7
Income taxes - as is                                  (43)        7      (49)     (66)     (45)    (28)      (151)             (188)
                                                  -----------------------------------------------------   --------   ---------------
                                               A      242       250      (22)     (53)      17     (11)       417               (69)
                                                  =====================================================   ========   ===============


====================================================================================================================================
EARNINGS COVERAGE
----------------------------------------------
Earnings before taxes and interest             A      242       250      (22)     (53)      17     (11)       417               (69)
Interest requirement                           B      111       102      103       99      100     103        416               405

                                                                                                                         -----------
RATIO                                         A/B                                                            1.00              0.17)
====================================================================================================================================
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